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                                                                      Exhibit 23





                        CONSENT OF INDEPENDENT AUDITORS




            We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-36157 and Form S-8 No. 33-54164) pertaining to the stock option plans of Fuqua Enterprises, Inc. of our report dated February 21, 1996, except for the last paragraph of Note 2, with respect to the consolidated financial statements and schedule of Fuqua Enterprises, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 1995.





                                        /s/ Ernst & Young LLP
                                        ERNST & YOUNG LLP



            Atlanta, Georgia
            March 20, 1996